Exhibit 99.4

         (Text of graph posted to Ashland Inc.'s website concerning Ashland Performance Materials' average sales per shipping day)


              Average Net Sales per Shipping Day ($, Millions)

               2002       2003       2004       2005       2006       2007
              ------     ------     ------     ------     ------     ------

January        2.611      2.856      3.159      5.176      5.258      6.061
February       3.295      3.457      3.562      5.593      5.816      5.593
March          3.226      3.512      3.812      5.570      5.200      5.965
April          3.346      3.716      4.341      5.989      6.156      6.637
May            3.360      3.597      4.287      6.183      5.641
June           3.613      3.808      4.454      5.812      5.845
July           3.097      3.385      4.274      5.425      5.886
August         3.269      3.210      4.286      5.293      5.501
September      3.425      3.903      4.260      5.264      5.663
October        3.430      3.786      4.933      5.955      6.083
November       3.696      4.144      5.262      6.030      6.149
December       3.275      3.649      4.652      5.305      5.800